<Arthur Anderson Letterhead>

               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
SoftLock Services, Inc.:

We have audited the accompanying balance sheets of SoftLock Services, Inc. (a Delaware corporation in the development stage) as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1997 and for the period from inception
(May 11, 1992) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SoftLock Services, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 and for the period from inception (May 11, 1992) through December 31, 1997 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage and has suffered from recurring losses from operations and has accumulated deficits that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                              /s/Arthur Andersen LLP


Rochester, New York,
June 4, 1998, except for the
matter described in the first
paragraph of Note 8, as to
which the date is June 12, 1998

                            SOFTLOCK SERVICES, INC.
                            -----------------------
                         (A Development Stage Company)

                                 BALANCE SHEETS
                                 --------------
                           DECEMBER 31, 1997 and 1996
                           --------------------------



         ASSETS
         ------

                                                 1997          1996
                                             ------------   ----------
CURRENT ASSETS:
   Cash                                      $    119,563   $  215,949
   Other current assets                             5,882        6,296
                                             ------------   ----------
      Total current assets                        125,445      222,245
                                             ------------   ----------

PROPERTY AND EQUIPMENT:
   Office furniture and equipment                  35,941       27,371
   Less- Accumulated depreciation                  19,866        6,986
                                             ------------   ----------
                                                   16,075       20,385
                                             ------------   ----------
                                             $    141,520   $  242,630
                                             ============   ==========


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
   Accounts payable                          $     66,190   $   53,719
   Accrued compensation and related
      liabilities                                  28,501       13,975
                                             ------------   ----------
      Total current liabilities                    94,691       67,694
                                             ------------   ----------

SHAREHOLDERS' EQUITY:
   Common stock, $.01 par value:
      Authorized - 6,000,000 shares in
         1997 and 1,500,000 in 1996
      Issued and outstanding - 1,436,164
         shares in 1997 and 1,259,550 in
         1996                                      14,362       12,596
   Additional paid-in capital                   1,683,964      998,559
   Deficit accumulated during the
      development stage                        (1,382,617)    (567,339)
   Less- Note receivable-exercise of
      options                                    (268,880)    (268,880)
                                             ------------   ----------
                                                   46,829      174,936
                                             ------------   ----------
                                             $    141,520   $  242,630
                                             ============   ==========

The accompanying notes to financial statements are an integral part of these balance sheets.

                            SOFTLOCK SERVICES, INC.
                            -----------------------
                         (A Development Stage Company)

                            STATEMENTS OF OPERATIONS
                            ------------------------

   FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND THE PERIOD FROM
   ------------------------------------------------------------------
           INCEPTION (MAY 11, 1992) THROUGH DECEMBER 31, 1997
           --------------------------------------------------


                                                           Period
                                                           From
                                                           Inception
                                                           Through
                                                           December 31,
                                    1997         1996          1997
                                 ----------   ----------   ------------

REVENUES                         $  110,774   $   48,792   $    204,841

COST OF REVENUES:                    20,346       28,498        112,842
                                 ----------   ----------   ------------
   Gross profit                      90,428       20,294         91,999

OPERATING EXPENSES:                 924,862      414,603      1,493,648
                                 ----------   ----------   ------------
   Loss from operations            (834,434)    (394,309)    (1,401,649)

OTHER INCOME:                        19,950          939         20,889
                                 ----------   ----------   ------------
   Loss before income taxes        (814,484)    (393,370)    (1,380,760)

INCOME TAX EXPENSE                      794          463          1,857
                                 ----------   ----------   ------------

NET LOSS                         $ (815,278)  $ (393,833)  $ (1,382,617)
                                 ==========   ==========   ============

The accompanying notes to financial statements are an integral part of these statements.

                            SOFTLOCK SERVICES, INC.
                            -----------------------
                         (A Development Stage Company)

                    STATEMENTS OF SHAREHOLDERS' EQUITY
                    ----------------------------------

   FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND THE PERIOD FROM
   ------------------------------------------------------------------
           INCEPTION (MAY 11, 1992) THROUGH DECEMBER 31, 1997
           --------------------------------------------------


                                                                    Deficit
                                                                    Accumulated     Note
                                 Number               Additional    During  the     Receivable-
                                   of      Common      Paid-in      Development     Exercise of
                                 Shares     Stock      Capital         Stage          Options     Total
                                 -------   --------   -----------   ------------    -----------   --------

Issuance of common stock
   from inception through
   December 31, 1995             376,350   $  3,764   $   170,236   $       -       $     -       174,000

Net loss from inception
   through December 31, 1995        -          -             -          (173,506)         -      (173,506)
                                 -------   --------   -----------   ------------    ----------    -------

BALANCE, December 31, 1995       376,350      3,764       170,236       (173,506)         -           494

Issuance of common stock         883,200      8,832       677,077           -             -       685,909

Options issued in exchange
   for services                     -          -          151,246           -             -       151,246

Note receivable-exercise of
   options                          -          -             -              -         (268,880)  (268,880)

Net loss                            -          -             -          (393,833)         -      (393,833)
                               ---------   --------   -----------   ------------    ----------    --------

BALANCE, December 31, 1996     1,259,550     12,596       998,559       (567,339)     (268,880)   174,936

Issuance of common stock         176,614      1,766       658,021           -             -       659,787

Options issued in exchange
   for services                     -          -           27,384           -             -        27,384

Net loss                            -          -             -          (815,278)         -      (815,278)
                               ---------   --------   -----------   ------------    ----------   ---------

BALANCE, December 31, 1997     1,436,164   $ 14,362   $ 1,683,964   $ (1,382,617)   $ (268,880)  $ 46,829
                               =========   ========   ===========   ============    ==========  ==========

The accompanying notes to financial statements are an integral part of these statements.

                            SOFTLOCK SERVICES, INC.
                            -----------------------
                         (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
                            ------------------------

   FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND THE PERIOD FROM
   ------------------------------------------------------------------
           INCEPTION (MAY 11, 1992) THROUGH DECEMBER 31, 1997
           --------------------------------------------------

                                                           Period
                                                           From
                                                           Inception
                                                           Through
                                                           December 31,
                                    1997         1996          1997
                                 ----------   ----------   ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES
  Net loss                       $ (815,278)  $ (393,833)  $ (1,382,617)
  Adjustments to reconcile
    net loss to net cash
    used in operating
    activities-
      Depreciation                   12,880        6,986         19,866
      Changes in assets and
        liabilities-
          Other assets                  414       (5,640)        (5,882)
          Accounts payable           12,471       30,611         66,190
          Accrued compensation
            and related
              liabilities            14,526       13,975         28,501
                                 ----------   ----------   ------------
  Net cash used in operating
    activities                     (774,987)    (347,901)    (1,273,942)
                                 ==========   ==========   ============

CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Purchases of property and
    equipment                        (8,570)     (27,371)       (35,941)
                                 ----------   ----------   ------------
  Net cash used in investing
    activities                       (8,570)     (27,371)       (35,941)
                                 ----------   ----------   ------------

CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from issuance of
    common stock                    659,787      417,029      1,250,816
  Options issued in exchange
    for services                     27,384      151,246        178,630
                                 ----------   ----------   ------------
  Net cash provided by
    financing activities            687,171      568,275      1,429,446
                                 ----------   ----------   ------------

NET (DECREASE) INCREASE IN
  CASH AND CASH EQUIVALENTS         (96,386)     193,003        119,563

CASH, beginning of period           215,949       22,946           -
                                 ----------   ----------   ------------

CASH, end of period              $  119,563   $  215,949   $    119,563
                                 ==========   ==========   ============

SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
  Cash paid during the year
    for Income taxes             $      794   $      463   $      1,857
                                 ==========   ==========   ============

SUPPLEMENTAL DISCLOSURE OF
  NONCASH FINANCING
  ACTIVITIES:
    Note received for
      exercise of options        $     -      $  268,880   $    268,880
                                 ==========   ==========   ============

The accompanying notes to financial statements are an integral part of these statements.

                            SOFTLOCK SERVICES, INC.
                            -----------------------
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                           DECEMBER 31, 1997 and 1996
                           --------------------------


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
-------------------------------------------

Description of the Business
---------------------------

SoftLock Services, Inc. (the Company) is a developer and marketer of software tools and password vending services to allow for the secure distribution and sale of software or content over digital media or networks. The Company's customers are located throughout the United States.

SoftLock Services, Inc. was formerly incorporated in Pennsylvania. During 1997, the shareholders approved a merger agreement with SoftLock Services Delaware, Inc. for purposes of moving the state of incorporation from Pennsylvania to Delaware.

Since inception, the Company has devoted substantially all of its efforts toward product research and development, raising capital, and marketing products under development. Management anticipates that substantially all future revenues will be derived from products under development or those developed in the future. Principal risks to the Company include the ability of the Company to obtain adequate financing to fund future operations, dependence on key individuals, competition from substitute products and larger companies, and the successful development and marketing of commercial products and services.

Revenue Recognition
-------------------

Revenue from product sales is recognized when software tools and passwords are provided to customers. The Company also enters into license agreements for certain of its products. Revenues from such agreements are recognized based on the terms of the agreements.

Property and Equipment
----------------------

Property and equipment are recorded at cost. Expenditures for renewals and betterments are capitalized while expenditures for repairs and maintenance are charged to operations as incurred. Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and the related gain or loss is reflected in operations.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset is in excess of the sum of the undiscounted cash flows expected to result from the use of the asset and its eventual disposition.
If such events or changes in circumstances are present, a loss is recognized to the extent the carrying value of the asset is in excess of the sum of the undiscounted cash flows expected to result from the use of the asset and its eventual disposition.

Depreciation
------------

Depreciation on equipment is provided using the straight-line method over the estimated useful lives of the assets, which range from three to seven years.

Income Taxes
------------

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities (temporary differences) as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities. In addition, the Company recognizes deferred tax assets to the extent that realization of such assets is more likely than not.

Deferred tax assets and liabilities are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or noncurrent, depending on the periods in which the temporary differences are expected to reverse.

Research and Development
------------------------

Research and development costs are expensed as incurred. Such expenses amounted to $90,852 and $19,035 in fiscal years 1997 and 1996, respectively.

Management's Use of Estimates and Judgement
-------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  GOING CONCERN:
    --------------

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the years ended December 31, 1997, December 31, 1996, and the period from inception (May 11, 1992) to December 31, 1997, the Company incurred losses of $815,278, $393,833, and $1,382,617, respectively. This factor among others raises substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to obtain profitability. As discussed in Note 8, the Company has substantially completed an offering of stock to raise $500,000 and has entered into a stock-for-stock arrangement with Fieldcrest Corp. There can be no assurance that the Company will be successful in the consummation of either of the strategic alternatives.

3.  LEASE COMMITMENT:
    -----------------

The Company leases its principal operating location under a month-to-month operating lease agreement, which expires when 60 days notice is given. The agreement provides for a monthly rental of $1,400 and also requires the Company to pay certain incremental costs incurred by the lessor and shared costs of the property. Rent expense for fiscal years 1997 and 1996 was $16,800 and $2,800, respectively.

4.  INCOME TAXES:
-------------

On November 4, 1996, the Company terminated its election to be treated as an S corporation. Since then, the Company has had net operating losses (NOLs) for tax purposes totaling approximately $929,000. The NOLs expire beginning in the year 2012. The deferred tax asset related to the NOLs has been fully reserved.

5.  SHAREHOLDERS' EQUITY:
    ---------------------

Stock Split
-----------

On January 23, 1997, the shareholders approved an increase in the number of authorized common shares from 1,500,000 to 6,000,000. On that date, the shareholders also approved a one hundred and fifty to one stock split to be effected by the distribution of one hundred and fifty shares for each share outstanding. Such distribution was made during fiscal 1997 to shareholders of record as of January 23, 1997. The shareholders also approved a change in the par value of stock from $1 per share to $0.01 per share. Accordingly, the par value and all shares outstanding have been restated to reflect the stock split.

Note Receivable - Exercise of Options
-------------------------------------

In June 1996, several key employees entered into promissory notes with the Company totaling $268,880 in order to exercise options granted to them. These loans are due June 2006, and bear interest at 7.04 percent per annum. Loans are secured by a collateral pledge of the shares purchased.

Stock Option Plan
-----------------

The 1996 Stock Option Plan (the Plan) was adopted by the Board of Directors in January of 1997. Prior to this date, 729,150 options were granted which were not issued under an option plan. Under the terms of the Plan, the Company made available an aggregate of 300,000 shares of common stock for nonqualified stock options to certain advisors (nonemployees) and incentive stock options to certain employees. The Company has issued options for 161,217 shares of its common stock under this plan through December 31, 1997. The Board of Directors intends to amend the Plan to increase the aggregate number of shares available for stock options.

A summary of option activity is as follows:

                                      Weighted                  Weighted
                          Shares      Average                   Average
                          Under       Exercise      Options     Exercise
                          Option       Price      Exercisable    Price
                          --------    --------    -----------   --------
Options outstanding
  at December 31, 1995        -
Options granted            729,150    $  0.62
Options exercised         (504,150)   $  0.53
                          ---------
Options outstanding
  at December 31, 1996     225,000    $  0.81       225,000     $  0.81
Options granted            161,217    $  2.10
Options exercised             -       $   -
                          ---------
Options outstanding
  at December 31, 1997     386,217    $  1.48       376,417     $  1.36
                          =========


The number of options available for grant under the Plan was $138,783 at December 31, 1997.

             Price range of options:
               Granted during fiscal 1997           $.35 - $3.50
               Outstanding at December 31, 1997     $.35 - $3.50

Of the options granted, 14,700 expire 10 years from the date of grant and vest at the rate of 33 percent each year over the succeeding three years. The remainder of the options expire ten years from the date of grant and vest immediately.

Pro Forma Disclosure
--------------------

The Company applies Accounting Principles Board Opinion No. 25,
"Accounting for Stock Issued to Employees", and related interpretations in accounting for its plan. In fiscal 1996, the Company elected to adopt the disclosure only provisions of Statement of Financial
Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS No. 123). Had the Company recognized the compensation cost based on the fair value at the date of grants for awards under its plan consistent with the alternative methodology of SFAS No. 123, net loss would have been increased to the pro forma amounts as follows for the years ending December 31:

                               1997                      1996
                     ------------------------  ------------------------
                         As           Pro          As           Pro
                      Reported       Forma      Reported       Forma
                     -----------  -----------  -----------  -----------
     Net loss        $ (815,278)  $ (941,551)  $ (393,833)  $ (526,403)
                     ===========  ===========  ===========  ===========

The weighted average fair value of options granted during fiscal 1997 and 1996 was $1.30 and $0.56, respectively. The fair value of options is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: risk-free interest rate of 6.22 percent for fiscal 1997 and 6.91 percent for fiscal 1996; expected life of 10 years for fiscal 1997 and 1996. The dividend yield was 0 percent for fiscal 1997 and 1996. The volatility in the calculation was also 0 percent as this is a privately held company.

6.  MAJOR CUSTOMERS:
    ----------------

For the years ended December 31, 1997 and 1996, two customers accounted for a total of approximately 78 percent and 53 percent of revenues, respectively.


7.  LEGAL MATTERS:
    --------------

SoftLock is one of a large group of defendants in an action in the United States District Court for the Southern District of New York entitled E-Data Corp. vs. CompuServe Inc. et al, filed August 23, 1995. The action alleges infringement of the so-called Freeny patent.
The plaintiff seeks judgment declaring the validity of its patent and further declaring that each of the defendants has infringed the plaintiff's patent; enjoining further infringement; and treble damages plus attorneys' fees and costs and disbursements. Softlock has answered the plaintiff's complaint and has counterclaimed for a declaratory judgment that the plaintiff's patent is invalid, unenforceable, and is not infringed upon by SoftLock.

The Company is subject to this and other litigation from time to time in the ordinary course of business. Although the amount of the liability, if any, with respect to such litigation cannot be determined, in the opinion of management, such liability, if any, will not have a material adverse effect on the Company's financial condition, results of operations, or cash flows.

8.  SUBSEQUENT EVENTS:
    ------------------

Stock Offering
--------------

On April 13, 1998, the Board of Directors approved the offering of 142,857 shares of the Company's stock (the Offering) at a price of $3.50 per share for a total of $500,000. The offering will terminate on the earlier of the acceptance of an aggregate of subscriptions for $500,000 in this Offering, or June 15, 1998 unless extended for an additional period in the sole discretion of the Board. The Board may elect to terminate the offer at any time before that date, at which time any shares subscribed shall be deemed accepted and each investor shall have the rights associated with the investment. Proceeds of the offering are expected to be used for working capital and general business purposes. As of June 12, 1998, the Offering was substantially complete.


Plan and Agreement of Reorganization
------------------------------------

On May 22, 1998, SoftLock Services, Inc. entered into a Plan and Agreement of Reorganization with Fieldcrest Corp. (Fieldcrest), a publicly held company. This proposed transaction would include a transfer of all of the Company's outstanding common stock in exchange for approximately 90 percent of the outstanding common stock of Fieldcrest. This agreement is contingent on the Company's ability to raise at least $500,000 in connection with the private placement as described in the previous paragraph. Four shareholders/beneficial owners of the Company are also investors in Fieldcrest. One of these shareholders is also a member of the Board of Directors of Softlock Services, Inc.